                                                                     Exhibit (p)

                             Eaton Vance Management
                            The Eaton Vance Building
                                255 State Street
                          Boston, Massachusetts 02109
                           Telephone: (617) 482-8260
                           Telecopy: (617) 338-8054



                                                               November 10, 2003



Eaton Vance Senior Floating-Rate Trust
The Eaton Vance Building
255 State Street
Boston, Massachusetts 02109

Ladies and Gentlemen:

     With respect to our purchase from you, at the purchase price of $100,000 of 5,000 shares of beneficial interest, net asset value of $20.00 per share ("Initial Shares") in Eaton Vance Senior Floating-Rate Trust, we hereby advise you that we are purchasing such Initial Shares for investment purposes without any present intention of redeeming or reselling.

                                             Very truly yours,

                                             EATON VANCE MANAGEMENT


                                             By: /s/ William M. Steul
                                                 -----------------------
                                                 William M. Steul
                                                 Treasurer and Vice President